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                                                                    Exhibit 23.2


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Neurogen Corporation for the registration of 1,638,000 shares of common stock and to the incorporation by reference therein of our report dated February 13, 1998 with respect to the financial statements of Neurogen Corporation for the year ended December 31, 1997, included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                      ERNST & YOUNG LLP

Boston, Massachusetts
July 12, 2000